EXHIBIT 10.7



                         EXECUTIVE EMPLOYMENT AGREEMENT


          EXECUTIVE EMPLOYMENT AGREEMENT, made as of ______, 1996 by and between CAPSTAR HOTEL COMPANY, a Delaware corporation (the "Company") and WILLIAM M. KARNES (the "Executive"), an individual residing at ________________________.

          The Company desires to employ the Executive in the capacity of Chief Operating Officer, and the Executive desires to be so employed, on the terms and subject to the conditions set forth in this agreement (the "Agreement");

          Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:

          1.   Employment; Term.   The Company hereby employs the Executive, and
               ----------------
the Executive agrees to be employed by the Company, upon the terms and subject to the conditions set forth herein, for a term commencing on the date of this Agreement (the "Commencement Date") and terminating on December 31, 1999 unless terminated earlier in accordance with Section 4 of this Agreement (the "Term").

          2.   Position; Conduct.
               -----------------

          (a) During the Term, the Executive will hold the title and office of, and serve in the position of, Senior Executive Vice-President Finance. The Executive shall report to the executive officers of the Company and shall perform such specific duties and services (including service as an officer, director or equivalent position of any direct or indirect subsidiary without additional compensation) as they shall reasonably request consistent with the Executive's position.

          (b) During the Term, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and its subsidiaries and to faithfully and diligently perform, to the best of his ability, all of his duties and responsibilities hereunder. Nothing in this Agreement shall preclude the Executive from devoting reasonable time and attention to (i) serving, with the approval of the Board of Directors of the Company, as a director, trustee or member of any committee of any organization,
(ii) engaging in charitable and community activities and (iii) managing his personal investments and affairs; provided that such activities do not involve any material conflict of interest with the interests of the Company or the Subsidiary or, individually or collectively, interfere materially with the performance by the Executive of his duties and responsibilities under this Agreement; and provided, further, that nothing in this Agreement shall prohibit the Executive from engaging in those



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activities described on Schedule A annexed hereto (the "Exempted Activities").


          (c) The Executive's office and place of rendering his services under this Agreement shall be in the principal executive offices of the Company which shall be in the Washington, D.C. metropolitan area. Under no circumstances shall the Executive be required to relocate from the Washington, D.C. metropolitan area or provide services under this Agreement in any other location other than in connection with reasonable and customary business travel. During the Term, the Company shall provide the Executive with executive office space, and administrative and secretarial assistance and other support services consistent with his position and with his duties and responsibilities hereunder.

          3.   Salary; Additional Compensation; Perquisites and Benefits.
               ---------------------------------------------------------

          (a) During the Term, the Company will pay the Executive a base salary at an annual rate of not less than $215,000 per annum, subject to annual review by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and in the discretion of such Committee, increased from time to time. Once increased, such base salary may not be decreased. Such salary shall be paid in periodic installments in accordance with the Company's standard practice, but not less frequently than semi-monthly. The Executive shall receive an increase in his base salary, effective January 1, 1997, of at least five (5%) percent.

          (b) For each fiscal year during the Term, the Executive will be eligible to receive a bonus under Company's Management Bonus Plan or such other plan adopted from time to time. The award and amount of such bonus shall be based upon the Compensation Committee's determination of actual performance as measured against goals which goals shall give the Executive the opportunity to earn a bonus of up to 100% of his base salary. The Executive shall receive a bonus of not less than $30,000 for the year ending December 31, 1996.

          (c) During the Term, the Executive will participate in all plans now existing or hereafter adopted by the Company or the Subsidiary for the management employees or the general benefit of the their employees, such as bonuses, stock option or other incentive compensation plans, life and health insurance plans, or other insurance plans and benefits on the same basis and subject to the same qualifications as other senior executive officers. To the extent permitted by law, the Executive shall be given credit for his years of service to any predecessor entity of the Company in determining all waiting periods and vesting periods under such plans.



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


          (d) The Executive shall be eligible for stock option grants from time to time pursuant to the Company's 1996 Equity Incentive Plan in accordance with the terms thereof. The Committee designated in accordance with such plan has granted to the Executive, effective on the Commencement Date, options to purchase [___,___] shares of the common stock of the Company at an exercise price equal to the initial public offering price of such stock. Such options shall vest as follows:

     First anniversary of the Commencement Date.. 33-1/3% vested
     Second anniversary of the Commencement Date. 66-2/3% vested
     Third Anniversary of the Commencement Date.. 100% vested

Such options shall be exercisable, subject to vesting, for ten years from the date of grant and in all other respects shall be subject to the terms and conditions of the 1996 Equity Incentive Plan.

          (e) The Company will reimburse the Executive, in accordance with its standard policies from time to time in effect, for all out-of-pocket business expenses as may be incurred by the Executive in the performance of his duties under this Agreement.

          (f) The Executive shall be entitled to two weeks vacation time to be credited and taken in accordance with the Company's policy from time to time in effect for senior executives.

          (g)  The   Executive  became  an  employee  of  the  Company  and  its predecessor entities effective April 9, 1996. To the extent not settled and determined before the date of this Agreement, (i) the Company will reimburse the Executive, in accordance with its relocation policy, for packing, storage and shipping of the Executive's household goods as well as the travel expense of moving the cars of the Executive and (ii) will provide the Executive with a cash payment of $15,000 to cover other relocation expenses. Until the Executive relocates his family to the Washington, D.C. area, the Company will provide the Executive with temporary living quarters in the Washington, D.C. area and reimburse the Executive for weekly trips home to the Chicago area.

          4.   Termination.
               -----------

          (a)  The Term will terminate upon the Executive's death.

          (b) Upon written notice, the Company may terminate this Agreement for Cause. As used herein, the term "Cause" means:

     (i) the Executive's inability to perform his duties and responsibilities under this Agreement for a period of more than 120 days, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment;






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

     (ii) if the Executive commits acts of willful malfeasance or gross negligence in connection with his employment hereunder;

     (iii)  the Executive's  conviction of (or a plea of  nolo contendere to) an
                                                          ---- ----------
     offense which is a felony in the jurisdiction involved;

     (iv) if, after written notice thereof, the Executive repeatedly fails or neglects to perform any material duties of his employment hereunder; or

     (v) if the Executive breaches any other specific provision of this Agreement and, if such breach is curable, he fails to cure same within thirty (30) days of written notice thereof.

          (c) If the Executive's employment is terminated for Cause, or if he dies, the Company will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, additional salary payments in lieu of the Executive's accrued and unused vacation time, unreimbursed business expenses, unreimbursed medical, dental and other employee benefit expenses in accordance with the applicable plans, and any and all other benefits provided under the terms of applicable employee plans to terminated employees (the "Standard Termination Payments").

          (d) Notwithstanding anything to the contrary contained herein, upon written notice to the Executive, the Company may terminate his employment without Cause at any time. In the event of such termination, the Company will have no further obligation to the Executive or any other person in respect of his employment other than a lump sum payment of (i) the Standard Termination Payments through the date of such termination and (ii) an amount equal to the greater of the Executive's base salary for the remainder of the Term or for one year, less any amounts owed by the Executive to the Company of its Affiliates (provided, that loans made to the Executive by the Company or its Affiliates or predecessor entities relating to the purchase by the Executive of an equity interest in such entities shall remain due in accordance with their terms). In addition, immediately upon the effectiveness of such termination, (Y) all options granted to the Executive shall immediately vest and be exercisable and
(Z) all restrictions on restricted stock issued to the Executive shall be terminated.

          (e) If the Executive so notifies the Company within thirty (30) days after the occurrence of any of the following events, the Executive may terminate his employment by the Company hereunder:

     (i) a material reduction in the authority of the Executive or a material adverse change in the Executive's working



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
     conditions if, after such reduction or change, the Executive's authority or working conditions are not commensurate with those of executives holding chief financial officer positions at companies comparable to the Company in the lodging industry (a "Material Adverse Change");

     (ii) the Executive is required to relocate from the Washington, D.C. metropolitan area without his consent; or

     (iii) a Change of Control occurs and the Executive reasonably believes that a Material Adverse Change will occur as a result of such Change of Control.

As used herein (X) the term "Change in Control" means the occurrence of any events such that any "person", as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than Acadia Partners L.P. and its Affiliates and the Company's management becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under such Act, of 35% or more of the Voting Stock of the Company; provided that no Change of Control shall be deemed to have occurred so long as the Executive continues to report to Paul W. Whetsell; (Y) an Affiliate of a person or other entity means a person or other entity that directly or indirectly controls, is controlled by or is under common control with the person or other entity specified (including without limitation any investment entity managed by the person or other entity specified or a person or entity that directly or indirectly controls, is controlled by or under common control with the person or other entity specified) and (Z) the term "Voting Stock" means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors or their equivalent.

          If the Executive's employment is terminated pursuant to this Section 4(e), the Company will have no further obligation to the Executive or any other person in respect of his employment other than payment of (i) the Standard Termination Payments through the date of such termination and (ii) the Executive's base salary for two years following the effective date of such termination; provided, that such payments under clause (ii) above shall be reduced by any amounts earned by the Executive from the rendering of personal services in any capacity during such two year period. In addition, immediately upon the effectiveness of such termination, (Y) all options granted to the Executive shall immediately vest and be exercisable and (Z) all Company imposed restrictions on restricted stock issued to the Executive shall be terminated.


          5.   Confidential Information.
               ------------------------

          (a)  The Executive acknowledges that the Company and its



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subsidiaries   or  affiliated  ventures  ("Company  Affiliates")  own  and  have developed and compile, and will in the future own, develop and compile certain Confidential Information and that during the course of his rendering services hereunder Confidential Information will be disclosed to the Executive by the
Company  Affiliates.   The  Executive hereby  agrees that,  during the  Term and
thereafter, he will not use or disclose, furnish or make accessible to anyone, directly or indirectly, any Confidential Information of the Company Affiliates.

          (b) As used herein, the term "Confidential Information" means any trade secrets, confidential or proprietary information, or other knowledge, know-how, information, documents or materials, owned, developed or possessed by a Company Affiliate pertaining to its businesses the confidentiality of which such company takes reasonable measures to protect, including, but not limited to, trade secrets, techniques, know-how (including designs, plans, procedures, processes and research records), software, computer programs, innovations, discoveries, improvements, research, developments, test results, reports, specifications, data, formats, marketing data and business plans and strategies, agreements and other forms of documents, expansion plans, budgets, projections, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not in any event include information which (i) was generally known or generally available to the public prior to its disclosure to the Executive, (ii) becomes generally known or generally available to the public subsequent its disclosure to the Executive through no wrongful act of the Executive, (iii) is or becomes available to the Executive from sources other than the Company Affiliates which sources are not known to the Executive to be under any duty of confidentiality with respect thereto or (iv) the Executive is required to disclose by applicable law or regulation or by order of any court or federal, state or local regulatory or administrative body (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company, at the Company's sole expense, in seeking a protective order or other appropriate protection of such information).

          6.   Restrictive  Covenants.   (a)   The Executive  agrees that  for a
               ----------------------
period of twelve months after the termination of his employment with the Company the Executive will not, directly or indirectly, as a principal, agent or otherwise, engage or participate in, or as an employee, consultant or advisor render services or advise with respect to any transaction in which the Company was actively engaged or with respect to which the Company had given active consideration during the twelve month period immediately prior to the termination of the Employee's employment with the Company.

          (b) The Executive agrees that during his employment hereunder and for a period of twenty-four months thereafter he will





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not  solicit, raid, entice  or induce  any person  that then is  or at  any time during the twelve-month period prior to the end of the Term was an employee of a Company Affiliate (other than a person whose employment with such Company Affiliate has been terminated by such Company Affiliate), to become employed by any person, firm or corporation.

          7.   Specific Performance.
               --------------------

          (a) The Executive acknowledges that the services to be rendered by him hereunder are of a special, unique, extraordinary and personal character and that the Company Affiliates would sustain irreparable harm in the event of a violation by the Executive of Section 5 or 6 hereof. Therefore, in addition to any other remedies available, the Company shall be entitled to specific enforcement and/or an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement without proving actual damages or posting a bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

          (b) If any of the restrictions on activities of the Executive contained in Sections 5 or 6 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope or activity of subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the maximum extent compatible with the applicable law as it shall then appear; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

          8.   Withholding.   The parties agree that all  payments to be made to
               -----------
the Executive by the Company pursuant to the Agreement shall be subject to all applicable withholding obligations of the Company.

          9.   Notices.  All notices required or permitted hereunder shall be in
               -------
writing and shall be deemed given and received when delivered personally, four days after being mailed if sent by registered or certified mail, postage pre-paid, or by one day after delivery if sent by air courier (for next-day delivery) with evidence of receipt thereof or by facsimile with receipt confirmed by the addressee. Such notices shall be addressed respectively:

          If to the Executive, to:

          Mr. William M. Karnes
          [insert address]




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          If to the Company or any Company Affiliate, to:

          CapStar Hotels Investors, Inc.
          1010 Wisconsin Avenue,N.W.
          Washington, D.C. 20007
          Attention:  Chief Executive Officer

or to any other address of which such party may have given notice to the other parties in the manner specified above.

          10.  Miscellaneous.
               -------------

          (a) This Agreement is a personal contract calling for the provision of unique services by the Executive, and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder will be binding upon and run in favor of their respective successors and assigns.

          (b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of [Delaware].

          (c) Any controversy arising out of or relating to this Agreement or any breach hereof shall be settled by arbitration in Washington, D.C. by a single neutral arbitrator who shall be a retired federal or state court judge in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon any award rendered may be entered in any court having jurisdiction thereof, except in the event of a controversy relating to any alleged violation by the Executive of Section 5 or 6 hereof, the Company shall be entitled to seek injunctive relief from a court of competent jurisdiction without the requirement to seek arbitration.

          (d) The headings of the various sections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     `    (e)  The provisions  of this Agreement  which by their terms  call for performance subsequent to the expiration or termination of the Term shall survive such expiration or termination.

          (f) The Company shall reimburse the Executive for all costs incurred by the Executive in any proceeding for the successful enforcement of th terms of this Agreement, including without limitation all costs of investigation and reasonable attorneys fees and expenses.

          (g) The parties hereto hereby agree that this Agreement supersedes, in all respects, the terms of that certain Agreement, dated as of April 9, 1996, by and between the Executive and CapStar

Management  Company,  L.P.,  a  predecessor   entity  of  the  Company  and  its
Affiliates, and that such agreement is terminated, in all respects, effective as of the date of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              EXECUTIVE:


                              _________________________
                              William M. Karnes


                              COMPANY:

                              CAPSTAR HOTEL COMPANY


                              By:______________________



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                                   SCHEDULE A

     The Exempted Activities shall mean acting as an officer of CapStar Hotels, Inc. and Latham Hotels, Inc. and their respective subsidiaries in connection with their general affairs and in connection with the ownership, management, financing and sale of their interests (and the interests of entities in which they are general partners or principals) in the following hotels.

     1.  Inn at Morro Bay, Morro Bay, California
     2.  Residence Inn, Orange California
     3.  Sheraton Inn Denver Airport, Denver, Colorado
     4.  Ramada Inn, Slidell, Louisiana
     5.  Cranwell Resort, Lenox, Massachusetts
     6.  Holiday Inn Sports Complex, Kansas City, Missouri
     7.  Radisson Inn North Country, West Lebanon, New Hampshire
     8.  Holiday Inn, Tinton Falls, New Jersey
     9.  Ramada Hotel LaGuardia Airport, Queens, New York
     10. Latham Hotel, Philadelphia, Pennsylvania
     11. Best Western Johnny Appleseed, Fredricksburg, Virginia
     12. Quality Inn Shenandoah Valley, New Market, Virginia



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